Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-3 of Millendo Therapeutics, Inc. of our report dated May 4, 2018, relating to the financial statements of Millendo Therapeutics SAS (formerly named Alizé Pharma), appearing in the prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Lyon, April 5th, 2019

Le Commissaire aux comptes
/s/ RSM Rhône-Alpes

/s/ Gaël Dhalluin
Gaël Dhalluin
Partner